                                                                    EXHIBIT 10.3


                            APOGEE ENTERPRISES, INC.
                           EXECUTIVE SUPPLEMENTAL PLAN



                         First Effective January 1, 1998

                            APOGEE ENTERPRISES, INC.
                          EXECUTIVE SUPPLEMENTAL PLAN

                               TABLE OF CONTENTS


      PAGE


PREAMBLES  1

SECTION 1.  INTRODUCTION     2

            1.1.    Definitions
                    1.1.1.   Accounts
                             (a)    Deferred Compensation Account
                             (b)    Matching Account
                             (c)    Retirement Account
                    1.1.2.   Affiliate
                    1.1.3.   Annual Valuation Date
                    1.1.4.   Beneficiary
                    1.1.5.   Disability
                    1.1.6.   Effective Date
                    1.1.7.   Employer
                    1.1.8.   Event of Maturity
                    1.1.9.   Hours of Service
                    1.1.10.  Normal Retirement Age
                    1.1.11.  Participant
                    1.1.12.  Plan
                    1.1.13.  Plan Statement
                    1.1.14.  Plan Year
                    1.1.15.  Retirement Plan
                    1.1.16.  TRIP
                    1.1.17.  Valuation Date
                    1.1.18.  Vested
                    1.1.19.  Vesting Service
            1.2.    Rules of Interpretation

SECTION 2.  PARTICIPATION    8

            2.1.    Participation by Selection
            2.2.    Automatic Participation
            2.3.    Specific Exclusion

SECTION 3.  ADDITIONS TO ACCOUNTS     9

            3.2.    Deferred Compensation Additions
            3.3.    Retirement Plan Additions
                    3.3.1.   Compensation Adjustment
                    3.3.2.   Section 415 Additions
            3.4.    TRIP Additions
                    3.4.1.   Matching Additions
                    3.4.2.   Section 415 Additions

SECTION 4.  ESTABLISHMENT AND ADJUSTMENT OF ACCOUNTS     11

            4.1.    Valuation and Adjustment of Accounts
                    4.1.1.   Intermediate Distributions Adjustment
                    4.1.2.   Investment Adjustment for Accounts
                    4.1.3.   Contribution Adjustment
                    4.1.4.   Final Distributions Adjustment
            4.2.    Not Funded

SECTION 5.  VESTING OF ACCOUNT      12

            5.1.    Cliff Vesting
            5.2.    Forfeiture for Misconduct
            5.3.    Full Vesting

SECTION 6.  MATURITY      14

            6.1.    Events of Maturity
            6.2.    Determination of Vested Accounts
            6.3.    Effect of Maturity upon Further Participation in Plan

SECTION 7.  DISTRIBUTION      15

            7.1.    Time of Distribution
            7.2.    Forms of Distribution
                    7.2.1.   Forms Available
                    7.2.2.   Installment Amounts
                    7.2.3.   Effect of Reemployment
            7.3.    Substantially Equal
            7.4.    Designation of Beneficiaries
                    7.4.1.   Right To Designate
                    7.4.2.   Failure of Designation
                    7.4.3.   Disclaimers by Beneficiaries
                    7.4.4.   Definitions
                    7.4.5.   Special Rules

                    7.4.6.   Spousal Rights
            7.5.    Death Prior to Full Distribution
            7.6.    Facility of Payment

SECTION 8.  SPENDTHRIFT PROVISIONS      20

SECTION 9.  AMENDMENT AND TERMINATION      21

SECTION 10. DETERMINATIONS -- RULES AND REGULATIONS      22

            10.1.   Determinations
            10.2.   Rules and Regulations
            10.3.   Method of Executing Instruments
            10.4.   Claims Procedure
            10.4.1. Original Claim
            10.4.2. Claims Review Procedure
            10.4.3. General Rules
            10.5.   Information Furnished by Participants

SECTION 11. PLAN ADMINISTRATION      25

            11.1.   Employer
                    11.1.1.  Officers
                    11.1.2.  Chief Executive Officer
                    11.1.3.  Board of Directors
            11.2.   Conflict of Interest
            11.3.   Administrator
            11.4.   Service of Process

SECTION 12. DISCLAIMERS      26

            12.1.   Term of Employment
            12.2.   Employment
            12.3.   Source of Payment
            12.4.   Guaranty
            12.5.   Delegation

                            APOGEE ENTERPRISES, INC.
                           EXECUTIVE SUPPLEMENTAL PLAN


      WITNESSETH:  That

      WHEREAS, APOGEE ENTERPRISES, INC., a Minnesota corporation (hereinafter sometimes referred to as the "Employer") by resolution of its Board of Directors, has authorized the creation of a nonqualified, unfunded, deferred compensation plan for the benefit of a select group of management or highly compensated eligible employees, said plan to be contained and set forth in a Plan Statement made by the Employer;

      NOW, THEREFORE, the Plan Statement is hereby adopted effective as of January 1, 1998, to read in full as follows:

                                    SECTION 1

                                  INTRODUCTION

1.1. Definitions. When the following terms are used herein with initial capital letters, they shall have the following meanings:

        1.1.1. Accounts -- the separate unfunded and unsecured general obligation of the Employer established with respect to each person who is a Participant in this Plan in accordance with Section 2 and to which is credited the dollar amounts specified in Section 3 and Section 4 and from which are subtracted forfeitures and payments made pursuant to Section 5 and Section 7. The following Accounts will be maintained under the Plan for Participants:

        (a) Deferred Compensation Account -- the Account maintained for each Participant to which is credited such Participant's deferred compensation allocation made pursuant to Section 3.1.

        (b) Matching Account -- the Account maintained for each Participant to which is credited such Participant's matching allocation made pursuant to Sections 3.3.1 and 3.3.2.

        (c) Retirement Account -- the Account maintained for each Participant to which is credited such Participant's Retirement Plan allocation made pursuant to Section 3.2.

        1.1.2. Affiliate -- a business entity which is under "common control" with the Employer or which is a member of an "affiliated service group" that includes the Employer, as those terms are defined in section 414(b), (c) and (m) of the Internal Revenue Code. A business entity which is a predecessor to the Employer shall be treated as an Affiliate if the Employer maintains a plan of such predecessor business entity or if, and to the extent that, such treatment is otherwise required by regulations prescribed by the Secretary of the Treasury under section 414(a) of the Internal Revenue Code. A business entity shall also be treated as an Affiliate if, and to the extent that, such treatment is required by regulations under section 414(o) of the Internal Revenue Code. In addition, the Employer may designate as an Affiliate any business entity which is not such a "common control," "affiliated service group" or "predecessor" business entity but which is otherwise affiliated with the Employer, subject to such limitations as it may impose.

        1.1.3. Annual Valuation Date -- each April 30.

        1.1.4. Beneficiary -- a person designated by a Participant (or automatically by operation of this Plan Statement) to receive all or a part of the Participant's Vested Accounts in the event of the Participant's death prior to full distribution thereof. A person so designated shall not be considered a Beneficiary until the death of the Participant.

        1.1.5. Disability -- a medically determinable physical or mental impairment which: (i) renders the individual incapable of performing any substantial gainful employment, (ii) can be expected to be of long-continued and indefinite duration or result in death, and (iii) is evidenced by a certification to this effect by a doctor of medicine approved by the Employer. In lieu of such a certification, the Employer may accept, as proof of Disability, the official written determination that the individual will be eligible for disability benefits under the federal Social Security Act as now enacted or hereinafter amended (when any waiting period expires). The Employer shall determine the date on which the Disability shall have occurred if such determination is necessary.

        1.1.6. Effective Date -- January 1, 1998. (This Plan Statement shall not affect the rights of or benefits payable to, or with respect to, Participants who died, retired, or otherwise terminated employment with the Employer and all Affiliates prior to the Effective Date.)

        1.1.7. Employer -- APOGEE ENTERPRISES, INC., a Minnesota corporation.

        1.1.8. Event of Maturity -- any of the occurrences described in Section 6 by reason of which a Participant or Beneficiary may become entitled to a distribution from the Plan.

        1.1.9. Hours of Service -- a measure of an employee's service with the Employer and all Affiliates, determined for a given computation period and equal to the number of hours credited to the employee according to the following rules:

        (a) Paid Duty. An Hour of Service shall be credited for each hour for which the employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliate. These hours shall be credited to the employee for the computation period or periods in which the duties are performed.

        (b) Paid Nonduty. An Hour of Service shall be credited for each hour for which the employee is paid, or entitled to payment, by the Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided, however, that:

                    (i) no more than five hundred one (501) Hours of Service
                        shall be credited on account of a single continuous period during which the employee performs no duties (whether or not such period occurs in a single computation period);

                   (ii) no Hours of Service shall be credited on account of
                        payments made under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws;

                  (iii) no Hours of Service shall be credited on account of
                        payments which solely reimburse the employee for medical or medically related expenses incurred by the employee; and

                   (iv) payments shall be deemed made by or due from the
                        Employer or an Affiliate whether made directly or indirectly from a trust fund or an insurer to which the Employer or an Affiliate contributes or pays premiums.

                  These hours shall be credited to the employee for the computation period for which payment is made or, if the payment is not computed by reference to units of time, the hours shall be credited to the first computation period in which the event for which any part of the payment is made occurred.

        (c) Back Pay. An Hour of Service shall be credited for each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer or an Affiliate. The same Hours of Service credited under paragraph
                  (a) or (b) shall not be credited under this paragraph (c). The crediting of Hours of Service under this paragraph (c) for periods and payments described in paragraph (b) shall be subject to all the limitations of that paragraph. These hours shall be credited to the employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

        (d)       Unpaid Absences.

                    (i) Leaves of Absence. If (and to the extent that) the
                        Employer so provides in rules, during each unpaid leave of absence authorized by the Employer or an Affiliate for Plan purposes under such rules, the employee shall be credited with the number of Hours of Service which otherwise would normally have been credited to such employee but for such absence; provided, however, that if the employee does not return to employment for any reason other than death, Disability or attainment of Normal Retirement Age at the expiration of the leave of absence, such Hours of Service shall not be credited.

                   (ii) Military Leaves. During service in the Armed Forces of the United States, if the employee both entered such service and returned to employment with the Employer or an Affiliate from such service under circumstances entitling the employee to reemployment rights granted veterans under federal law, the employee shall be credited with the number of Hours of Service which otherwise would normally have been credited to such employee but for such absence; provided, however, that if the employee does not return to employment for any reason other than death, Disability or attainment of Normal Retirement Age within the time prescribed by law for the retention of veteran's reemployment rights, such Hours of Service shall not be credited.

        (e) Special Rules. For periods prior to the Effective Date, Hours of Service may be determined using whatever records are reasonably accessible and by making whatever calculations are necessary to determine the approximate number of Hours of Service completed during such prior period. To the extent not inconsistent with other provisions hereof, Department of Labor regulations 29 C.F.R.ss. 2530.200b-2(b) and (c) are hereby incorporated by reference herein.

        (f) Equivalency for Exempt Employees. Notwithstanding anything to the contrary in the foregoing, the Hours of Service for any employee for whom the Employer or an Affiliate is not otherwise required by state or federal "wage and hour" or other law to count hours worked shall be credited on the basis that, without regard to actual hours, such employee shall be credited with one hundred ninety (190) Hours of Service for a calendar month if, under the provisions of this section (other than this paragraph), such employee would be credited with at least one (1) Hour of Service during that calendar month.

        1.1.10. Normal Retirement Age -- the date a Participant attains age sixty-five (65) years.

        1.1.11. Participant -- an employee of the Employer who becomes a Participant in the Plan in accordance with the provisions of Section 2 of this Plan Statement or any comparable provision of the Prior Plan Statement. An employee who has become a Participant shall be considered to continue as a Participant in the Plan until the date of death or, if earlier, the date when such Participant no longer has any Accounts under the Plan.

        1.1.12. Plan -- the program of supplemental retirement income benefit of the Employer established for the benefit of employees eligible to participate therein, as first set forth in the Prior Plan Statement and as amended and restated in this Plan Statement. (As used herein, "Plan" refers to the legal entity established by the Employer and not to the documents pursuant to which the Plan is maintained. Those documents are referred to herein as the "Plan Statement"). The Plan shall be referred to as the "APOGEE ENTERPRISES EXECUTIVE SUPPLEMENTAL PLAN."

        1.1.13. Plan Statement -- this document entitled "APOGEE ENTERPRISES EXECUTIVE SUPPLEMENTAL PLAN" as adopted by the Board of Directors of APOGEE ENTERPRISES, INC. effective as of January 1, 1998, as the same may be amended from time to time thereafter.

        1.1.14. Plan Year -- the twelve (12) consecutive month period ending on any Annual Valuation Date.

        1.1.15. Retirement Plan -- the tax-qualified money purchase pension plan of the Employer established for the benefit of employees eligible to participate therein, as set forth in the instrument entitled "APOGEE ENTERPRISES, INC. RETIREMENT PLAN (1994 Restatement)" as adopted by the Board of Directors of APOGEE ENTERPRISES, INC. effective as of January 1, 1989, as the same may be amended from time to time thereafter.

        1.1.16. TRIP -- the tax-qualified profit sharing plan of the Employer established for the benefit of employees eligible to participate therein, as set forth in the instrument entitled "APOGEE ENTERPRISES, INC. TAX RELIEF INVESTMENT PLAN (1994 Restatement)" as adopted by the Board of Directors of APOGEE ENTERPRISES, INC. effective as of January 1, 1989, as the same may be amended from time to time thereafter.

        1.1.17. Valuation Date -- the Annual Valuation Date and such other dates as the Employer, in its discretion, shall determine.

        1.1.18. Vested -- nonforfeitable, i.e., a claim obtained by a Participant or a Participant's Beneficiary to that part of an immediate or deferred benefit hereunder which arises from the Participant's service, which is unconditional and which is legally enforceable against the Plan.

        1.1.19. Vesting Service -- a measure of an employee's service with the Employer and all Affiliates (stated as a number of years) which is equal to the number of computation periods for which the employee is credited with one thousand (1,000) or more Hours of Service; subject, however, to the following rules:

        (a)       Computation    Periods.    The   computation   periods   for
                  determining Vesting Service shall be the Plan Years.

        (b) Completion. A year of Vesting Service shall be deemed completed as of the date in the computation period that the employee completes one thousand (1,000) Hours of Service. (Fractional years of Vesting Service shall not be credited.)

        (c) Pre-Effective Date Service. Vesting Service shall be credited for Hours of Service earned and computation periods completed prior to the Effective Date as if this Plan Statement were then in effect.

1.2. Rules of Interpretation. An individual shall be considered to have attained a given age on such individual's birthday for that age (and not on the day before). Notwithstanding any other provision of this Plan Statement or any election or designation made under the Plan, any individual who feloniously and intentionally kills a Participant or Beneficiary shall be deemed for all purposes of this Plan and all elections and designations made under this Plan to have died before such Participant or Beneficiary. A final judgment of conviction of felonious and intentional killing is conclusive for the purposes of this section. In the absence of a conviction of felonious and intentional killing, the Employer shall determine whether the killing was felonious and intentional for the purposes of this section. The birthday of any individual born on a February 29 shall be deemed to be February 28 in any year that is not a leap year. Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine; and the words "hereof," "herein" or "hereunder" or other similar compounds of the word "here" shall mean and refer to this entire Plan Statement and not to any particular paragraph or section of this Plan Statement unless the context clearly indicates to the contrary. The titles given to the various sections of this Plan Statement are inserted for convenience of reference only and are not part of this Plan Statement, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof. Any reference in this Plan Statement to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation. This document has been executed and delivered in the State of Minnesota and has been drawn in conformity to the laws of that State and shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of the State of Minnesota.

                                    SECTION 2

                                  PARTICIPATION

2.1. Participation by Selection. Each employee of the Employer selected for participation in the Plan for a particular Plan Year by the Board of Directors of the Employer shall become a Participant in the Plan as of the first day of that Plan Year. The Board of Directors of the Employer shall select such employees for participation in the Plan on a Plan Year by Plan Year basis.

2.2. Automatic Participation. The Chief Executive Officer, Senior and Executive Vice Presidents of Apogee Enterprises, Inc. and Chief Executive Officers and Chief Operating Officers at subsidiaries of Apogee Enterprises, Inc. who are also Participants in the Retirement Plan or TRIP for such Plan Year shall automatically become a Participant in the Plan for such Plan Year as of the first day of that Plan Year, whether or not such employee was selected for participation under Section 2.1.

2.3. Specific Exclusion. Notwithstanding anything apparently to the contrary in this Plan or in any written communication, summary, resolution or document or oral communication, no individual shall be a Participant in this Plan, develop benefits under this Plan or be entitled to receive benefits under this Plan (either for himself or his survivors) unless such individual is a member of a select group of management or highly compensated employees (as that expression is used in ERISA). If a court of competent jurisdiction, any representative or the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that an individual is not a member of a select group of management or highly compensated employees (as that expression is used in ERISA), such individual shall not be (and shall not have ever been) a Participant in this Plan at any time. If any person not so defined has been erroneously treated as a Participant in this Plan, upon discovery of such error such person's erroneous participation shall immediately terminate ab initio and upon demand such person shall be obligated to reimburse Apogee Enterprises, Inc. for all amounts erroneously paid to him or her.

                                    SECTION 3

                              ADDITIONS TO ACCOUNTS

3.1. Retroactive Account Credit. On or about May 1, 1998, the Employer credited to the Deferred Compensation Account of each Participant in the Plan on that date an amount equal to the amount the Participant would have been entitled to pursuant to this Section 3 had the Plan been in effect since January 1, 1989 ("the Retroactive Account Credit"). The amount of the Retroactive Account Credit was determined by the Compensation Committee of the Board of Directors in its sole discretion and shall be a final and binding determination. Employees who become Participants in the Plan after May 1, 1998 shall not be entitled to such a Retroactive Account Credit.

3.2. Deferred Compensation Additions. The Employer may credit to the Deferred Compensation Account of any Participant such amount as the Compensation Committee of its Board of Directors in its sole discretion shall from time to time determine. The amount shall be separately determined for each Participant and need not be equal or bear a uniform relationship to the compensation of other Participants. An award of such an amount to any individual Participant does not entitle other Participants to an award. The amount so allocated to a Participant shall be credited to such Participant's Deferred Compensation Account as of the Annual Valuation Date in the Plan Year for which it is made.

3.3. Retirement Plan Additions.

        3.3.1. Compensation Adjustment. Any Participant who is also a Participant in the Retirement Plan and who receives compensation in a calendar year that is in excess of the limits imposed under Code section 401(a)(17) or that is excluded from Recognized Compensation under Section 1.1.25(b)(vii) of the Retirement Plan, or both, shall receive a credit to the Participant's Retirement Account in the amount such Participant would have received as an allocation under the Retirement Plan if:

                    (i) such Participant's allocation for the calendar year had been calculated without applying the limitation of
                        section 401(a)(17) of the Code to the Participant's Recognized Compensation for the calendar year, or

                   (ii) such Participant's allocation for the calendar year had been made based on the Participant's Recognized Compensation calculated as including compensation described in Section 1.1.25(b)(vii) of the Retirement Plan, or

                  (iii) both.

Notwithstanding the foregoing, the credit to the Participant's Retirement Account shall be reduced by the amount actually credited to the Participant's Retirement Plan Total Account for the calendar year. The amount so allocated to a Participant shall be credited to such Participant's Retirement Account as of the Annual Valuation Date in the Plan Year for which it is made.

        3.3.2. Section 415 Additions. Each Plan Year, the Employer shall credit each participant's Retirement Account with an amount that is equal to the excess, if any, over the maximum permissible addition that would have been contributed on behalf of the Participant under the Retirement Plan but for the limitation on annual additions imposed under section 415 of the Code. The section 415 addition that is made with respect to a Participant shall be credited to that Participant's Retirement Account as of the Annual Valuation Date in the Plan Year for which it is made.

3.4. TRIP Additions.

        3.4.1. Matching Additions. Each Participant who is also a Participant in the TRIP shall receive a credit to the Participant's Matching Account equal to thirty percent (30%) of the amount of the reduction in Recognized Compensation authorized by the Participant under Section 2.4 of the TRIP up to and including six percent (6%) of the Participant's Recognized Compensation under Section
1.1.25 of the TRIP; provided, however, that the Participant's Recognized Compensation for this purpose shall be calculated without applying the limitation of section 401(a)(17) of the Code to the Participant's Recognized Compensation for the calendar year and the reduction in Recognized Compensation shall be calculated without applying the limitation of section 402(g) of the Code to such reduction amount. Notwithstanding the foregoing, the credit to the Participant's Matching Account shall be reduced by the amount actually credited to the Participant's Employer Matching Contribution Account under the TRIP for the calendar year. The amount, if any, so allocated to the Participant's Matching Account shall be credited as of the Annual Valuation Date in the Plan Year for which it is made.

        3.4.2. Section 415 Additions. Each Plan Year, the Employer shall credit each Participant's Matching Account with an amount that is equal to the excess, if any, over the maximum permissible addition that would have been contributed on behalf of the Participant under the TRIP but for the limitation on annual additions imposed under section 415 of the Code. The section 415 addition that is made with respect to a Participant shall be credited to that Participant's Matching Account as of the Annual Valuation Date in the Plan Year for which it is made.

                                    SECTION 4

                    ESTABLISHMENT AND ADJUSTMENT OF ACCOUNTS

4.1. Valuation and Adjustment of Accounts. There shall be established for each Account of each Participant a bookkeeping account which shall be valued each Valuation Date.

As of each Valuation Date (the "current Valuation Date"), the value of each Account determined as of the immediately preceding Valuation Date (the "initial Account value") shall be increased (or decreased) by the following adjustments made in the following sequence:

        4.1.1. Intermediate Distributions Adjustment. The initial Account value of each Account shall be reduced by the total amount distributed in fact to (or with respect to) the Participant from such Account as of a date subsequent to the immediately preceding Valuation Date but prior to the current Valuation Date.

        4.1.2. Investment Adjustment for Accounts. The initial Account value of each Participant's Accounts (as adjusted above) shall be increased (or decreased) by an amount which each such Account would have earned (or lost) if it had been invested in the Fixed Income Fund investment option available for such Plan Year under both the Retirement Plan and TRIP or any successor fund.

        4.1.3. Contribution Adjustment. The initial Account value of each Account (as adjusted above) shall be increased by the total amount, if any, credited to such Account under Section 3 as of the current Valuation Date.

        4.1.4. Final Distributions Adjustment. The initial Account value of each Account (as adjusted above) shall be reduced by the total amount distributed in fact to (or with respect to) the Participant from such Account as of the current Valuation Date.

4.2. Not Funded. The obligations of the Employer to make payments under this Plan constitutes only the unsecured (but legally enforceable) promise of the Employer to make such payments, and the Participant shall have no lien, prior claim or other security interest in any property of the Employer. No fund, trust or account (other than a bookkeeping account or reserve) will be established or maintained by the Employer for the purpose of funding or paying the benefits promised under this Plan. If such a fund is established, the property therein shall remain the sole and exclusive property of the Employer. The Employer will pay the cost of this Plan out of its general assets. All references to accounts, accruals, gains, losses, income, expenses, payments, custodial funds and the like are included merely for the purpose of measuring the Employer's obligation to Participants in this Plan and shall not be construed to impose on the Employer the obligation to create any separate fund for purposes of this Plan.

                                    SECTION 5

                               VESTING OF ACCOUNT

5.1. Cliff Vesting. Except as hereinafter provided, the Accounts of each Participant shall become Vested in accordance with the following schedule:

           When the Participant Has Completed        The Vested Portion of
                 the Following Years of            the Participant's Accounts
                    Vesting Service:                        Will Be:
--------------------------------------------------------------------------------
           Less than 3 years                                 0%
           3 years or more                                   100%

5.2. Forfeiture for Misconduct. Notwithstanding the foregoing provision, a Participant shall not be Vested at all in any Accounts (and shall completely forfeit all claims to any Accounts for such Participant and all Beneficiaries) upon the determination by the Employer that the Participant, either before or after termination of employment:

        (a) has engaged in a criminal or fraudulent activity resulting in harm to the Employer or an Affiliate; or

        (b) has divulged to a competitor any significant confidential information or trade secrets of the Employer or an Affiliate; or

        (c) has provided the Employer or Affiliate with materially false reports concerning such Participant's business interests or employment; or

        (d) has made materially false representations which are relied upon by the Employer or an Affiliate in furnishing information to a shareholder, auditors or any regulatory or governmental agency; or

        (e) has maintained an undisclosed, unauthorized and material conflict of interest in the discharge of the duties owed by such Participant to the Employer or an Affiliate; or

        (f) has engaged in conduct causing a serious violation of state or federal law by the Employer or an Affiliate; or

        (g) has engaged in reckless or grossly negligent activity toward the Employer or an Affiliate which is admitted or judicially proven and which results in significant harm to the Employer or an Affiliate; or

        (h) has engaged in the theft of assets or funds of the Employer or an Affiliate; or

        (i) has engaged in fraud or dishonesty toward the Employer or an Affiliate which is admitted or judicially proven; or

        (j) has been convicted of any crime which directly or indirectly arose out of such Participant's employment relationship with the Employer or an Affiliate or materially affected such Participant's ability to discharge the duties of employment with the Employer or an Affiliate; or

        (k) shall fail at or after the time of such Participant's termination of employment to execute a form of release and waiver prepared by and acceptable to the Employer releasing the Employer (and is officers, directors, employees and agents) from all direct or indirect claims for workers' compensation benefits, unemployment compensation benefits, claims arising as a result of employment discrimination, employment related claims arising under tort, breach of contract (express or implied) or any other law or theory and all other similar types of claims (whether known or unknown) as the Employer may specify or, after executing such a release or waiver, shall fail to abide by its terms.

5.3. Full Vesting. Notwithstanding any of the foregoing provisions for vesting of Accounts of Participants (but subject to the forfeiture provisions of Section 5.2), the entire balance of each Account of each Participant shall be fully Vested upon the earliest occurrence of any of the following events while in the employment of the Employer or an Affiliate:

        (a)       the Participant's death,

        (b)       the Participant's attainment of Normal Retirement Age, or

        (c)       the Participant's Disability.

                                    SECTION 6

                                    MATURITY

6.1. Events of Maturity. A Participant's Accounts shall mature and the Vested portions shall become distributable in accordance with Section 7 upon the earliest occurrence of any of the following events while in the employment of the Employer or an Affiliate:

        (a)       the Participant's death, or

        (b) the Participant's termination of employment, whether voluntary or involuntary, or

        (c)       the Participant's Disability, or

        (d)       termination of the Plan;

provided, however, that a loss of active Participant status by action pursuant to Section 2 or a transfer of employment to an Affiliate shall not constitute an Event of Maturity.

6.2. Determination of Vested Accounts. Upon the occurrence of an Event of Maturity effective as to a Participant, the value of such Participant's Accounts as of the Valuation Date coincident with or next following the Event of Maturity shall be determined. If the Participant's Accounts are not Vested upon the occurrence of the Event of Maturity, the Accounts shall be forfeited. The Employer shall have no further obligation to pay such forfeited amount at any time thereafter.

6.3. Effect of Maturity upon Further Participation in Plan. On the occurrence of an Event of Maturity, a Participant shall cease to have any interest in the Plan other than the right to receive payment of all Accounts as provided in Section 7 hereof, adjusted from time to time as provided in Section 4.

                                    SECTION 7

                                  DISTRIBUTION

7.1. Time of Distribution. Upon the occurrence of an Event of Maturity effective as to a Participant, the Employer shall commence payment of the Participant's Vested Accounts, if any, (reduced by the amount of any applicable payroll, withholding and other taxes) as of the Annual Valuation Date in the calendar year following the calendar year in which occurred the Participant's Event of Maturity.

7.2. Forms of Distribution.

        7.2.1. Forms Available. Distribution of the Participant's Vested Accounts shall be made to the Participant or the Beneficiary entitled to receive distribution (the "Distributee") in one of the following ways as the Participant shall designate in writing prior to the first Plan Year in which the Participant first receives additions to the Participant's Accounts:

        (a) Lump Sum. If the Distributee is either a Participant or a Beneficiary, in a single lump sum.

        (b) Term Certain Installments to Participant. If the Distributee is a Participant, in a series of substantially equal installments payable monthly, quarterly or annually over a period of time not to exceed fifteen (15) years.

        (c) Continued Term Certain Installments to Beneficiary. If the Distributee is a Beneficiary of a deceased Participant and distribution had commenced to the deceased Participant over a fifteen (15) year period as specified in paragraph (a) above, in a series of substantially equal installments payable monthly over the remainder of the fifteen (15) year period.

        7.2.2. Installment Amounts. The annual amount of each installment distribution required to be made for each calendar year (the "distribution year") shall be determined by dividing the amount of the Vested Total Account as of the last Valuation Date in the calendar year immediately preceding the distribution year (such preceding calendar year being the "valuation year") by the number of remaining installment payments to be made (including the distribution being determined). The amount of the Vested Total Account as of such Valuation Date shall be increased by the amount of any contributions and forfeitures allocated to the Vested Total Account during the valuation year and after such Valuation Date (including contributions and forfeitures, if any, made after the end of the valuation year which are allocated as of dates in the valuation year). The amount of the Vested Total Account shall be decreased by the amount of any distributions made with respect to the valuation year but after such Valuation Date.

        7.2.3. Effect of Reemployment. If a Participant is reemployed by the Employer or an Affiliate after distribution has been made or commenced but before the Participant attains Normal Retirement Age, further distribution of the Participant's Vested Total Account shall be suspended and the undistributed remainder of the Vested Total Account shall continue to be held in the Fund until another Event of Maturity effective as to the Participant shall occur after the Participant's reemployment. It is the general intent of this Plan that no distributions shall be made before the Normal Retirement Age of a Participant while a Participant is employed by the Employer or an Affiliate.

7.3. Substantially Equal. Distributions shall be considered to be substantially equal if the amount of the distribution required to be made for each calendar year (the "distribution year") is determined by dividing the amount of the Vested Accounts as of the last Valuation Date in the calendar year immediately preceding the distribution year (such preceding calendar year being the "valuation year") by the number of remaining installment payments to be made (including the distribution being determined). The amount of the Vested Accounts as of such Valuation Date shall be decreased by the amount of any distributions made in the valuation year and after such Valuation Date.

7.4. Designation of Beneficiaries.

        7.4.1. Right To Designate. Each Participant may designate, upon forms to be furnished by and filed with the Employer, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of such Participant's Vested Accounts in the event of such Participant's death. The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary. No such designation, change or revocation shall be effective unless executed by the Participant and received by the Employer during the Participant's lifetime.

        7.4.2. Failure of Designation. If a Participant:

        (a)       fails to designate a Beneficiary,

        (b) designates a Beneficiary and thereafter revokes such designation without naming another Beneficiary, or

        (c) designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant,

such Participant's Vested Accounts, or the part thereof as to which such Participant's designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of surviving issue) in equal shares if there is more than one member in such class surviving the Participant:

                  Participant's surviving spouse
                  Participant's surviving issue per stirpes and not per capita

                  Participant's surviving parents
                  Participant's surviving brothers and sisters
                  Representative of Participant's estate.

        7.4.3. Disclaimers by Beneficiaries. A Beneficiary entitled to a distribution of all or a portion of a deceased Participant's Vested Accounts may disclaim an interest therein subject to the following requirements. To be eligible to disclaim, a Beneficiary must be a natural person, must not have received a distribution of all or any portion of the Vested Accounts at the time such disclaimer is executed and delivered, and must have attained at least age twenty-one (21) years as of the date of the Participant's death. Any disclaimer must be in writing and must be executed personally by the Beneficiary before a notary public. A disclaimer shall state that the Beneficiary's entire interest in the undistributed Vested Accounts is disclaimed or shall specify what portion thereof is disclaimed. To be effective, duplicate original executed copies of the disclaimer must be both executed and actually delivered to the Employer after the date of the Participant's death but not later than one hundred eighty
(180) days after the date of the Participant's death. A disclaimer shall be irrevocable when delivered to the Employer. A disclaimer shall be considered to be delivered to the Employer only when actually received by the Employer. The Employer shall be the sole judge of the content, interpretation and validity of a purported disclaimer. Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Participant as to the interest disclaimed. A disclaimer by a Beneficiary shall not be considered to be a transfer of an interest in violation of the provisions of Section 8 and shall not be considered to be an assignment or alienation of benefits in violation of federal law prohibiting the assignment or alienation of benefits under this Plan. No other form of attempted disclaimer shall be recognized by the Employer.

        7.4.4. Definitions. When used herein and, unless the Participant has otherwise specified in the Participant's Beneficiary designation, when used in a Beneficiary designation, "issue" means all persons who are lineal descendants of the person whose issue are referred to, including legally adopted descendants and their descendants but not including illegitimate descendants and their descendants; "child" means an issue of the first generation; "per stirpes" means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and "survive" and "surviving" mean living after the death of the Participant.

        7.4.5. Special Rules. Unless the Participant has otherwise specified in the Participant's Beneficiary designation, the following rules shall apply:

        (a) If there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant.

        (b) The automatic Beneficiaries specified in Section 7.4.2 and the Beneficiaries designated by the Participant shall become fixed at the time of the Participant's death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be payable to the representative of such Beneficiary's estate.

        (c) If the Participant designates as a Beneficiary the person who is the Participant's spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participant and such person shall automatically revoke such designation. (The foregoing shall not prevent the Participant from designating a former spouse as a Beneficiary on a form executed by the Participant and received by the Employer after the date of the legal termination of the marriage between the Participant and such former spouse, and during the Participant's lifetime.)

        (d) Any designation of a nonspouse Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant's death.

        (e) Any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant's death.

A Beneficiary designation is permanently void if it either is executed or is filed by a Participant who, at the time of such execution or filing, is then a minor under the law of the state of the Participant's legal residence. The Employer shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.

        7.4.6. Spousal Rights. No spouse or surviving spouse of a Participant and no person designated to be a Beneficiary shall have any rights or interest in the benefits accumulated under this Plan including, but not limited to, the right to be the sole Beneficiary or to consent to the designation of Beneficiaries (or the changing of designated Beneficiaries) by the Participant.

7.5. Death Prior to Full Distribution. If a Participant dies after an Event of Maturity but before distribution of such Participant's Vested Accounts has been completed, the remaining undistributed Vested Accounts shall be distributed in the same manner as hereinbefore provided in the Event of Maturity by reason of death. If, at the death of the Participant, any payment to the Participant was due or otherwise pending but not actually paid, the amount of such payment shall be included in the Vested Accounts which are payable to the Beneficiary (and shall not be paid to the Participant's estate).

7.6. Facility of Payment. In case of the legal disability, including minority, of a Participant or Beneficiary entitled to receive any distribution under the Plan, payment shall be made, if the Employer shall be advised of the existence of such condition:

        (a) to the duly appointed guardian, conservator or other legal representative of such Participant or Beneficiary, or

        (b) to a person or institution entrusted with the care or maintenance of the incompetent or disabled Participant or Beneficiary, provided such person or institution has satisfied the Employer that the payment will be used for the best interest and assist in the care of such Participant or Beneficiary, and provided further, that no prior claim for said payment has been made by a duly appointed guardian, conservator or other legal representative of such Participant or Beneficiary.

Any payment made in accordance with the foregoing provisions of this section shall constitute a complete discharge of any liability or obligation of the Employer therefor.

                                    SECTION 8

                             SPENDTHRIFT PROVISIONS

No Participant or Beneficiary shall have any transmissible interest in any Account nor shall any Participant or Beneficiary have any power to anticipate, alienate, dispose of, pledge or encumber the same while in the possession or control of the Employer, nor shall the Employer recognize any assignment thereof, either in whole or in part, nor shall any Account be subject to attachment, garnishment, execution following judgment or other legal process while in the possession or control of the Employer.

The power to designate Beneficiaries to receive the Vested Accounts of a Participant in the event of such Participant's death shall not permit or be construed to permit such power or right to be exercised by the Participant so as thereby to anticipate, pledge, mortgage or encumber such Participant's Accounts or any part thereof, and any attempt of a Participant so to exercise said power in violation of this provision shall be of no force and effect and shall be disregarded by the Employer.

This section shall not prevent the Employer from exercising, in its discretion, any of the applicable powers and options granted to it upon the occurrence of an Event of Maturity, as such powers may be conferred upon it by any applicable provision hereof.

                                    SECTION 9

                            AMENDMENT AND TERMINATION

The Employer hereby reserves the power to unilaterally amend the Plan Statement and to partially terminate or totally terminate this Plan and to reduce, suspend or discontinue its contributions to this Plan, either prospectively or retroactively or both; provided that no amendment or termination shall be effective to reduce or divest the Vested Accounts of any Participant without such Participant's consent.

                                   SECTION 10

                     DETERMINATIONS -- RULES AND REGULATIONS

10.1. Determinations. The Employer shall make such determinations as may be required from time to time in the administration of the Plan. The Employer shall have the authority and responsibility to interpret and construe the Plan Statement and to determine all factual and legal questions under the Plan, including but not limited to the entitlement of employees, Participants, and Beneficiaries, and the amounts of their respective interests. Each interested party may act and rely upon all information reported to them hereunder and need not inquire into the accuracy thereof, nor be charged with any notice to the contrary.

10.2. Rules and Regulations. Any rule not in conflict or at variance with the provisions hereof may be adopted by the Employer.

10.3. Method of Executing Instruments. Information to be supplied or written notices to be made or consents to be given by the Employer pursuant to any provision of this Plan Statement may be signed in the name of the Employer by any officer or director thereof who has been authorized to make such certification or to give such notices or consents.

10.4. Claims Procedure. The claims procedure set forth in this Section 10.4 shall be the claims procedure for the disposition of claims for benefits arising under the Plan.

        10.4.1. Original Claim. Any employee, former employee or Beneficiary of such employee or former employee may, if he or she so desires, file with the Employer a written claim for benefits under the Plan. Within ninety (90) days after the filing of such a claim, the Employer shall notify the claimant in writing whether the claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty days from the date the claim was filed) to reach a decision on the claim. If the claim is denied in whole or in part, the Employer shall state in writing:

        (a)       the specific reasons for the denial;

        (b) the specific references to the pertinent provisions of this Plan Statement on which the denial is based;

        (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

        (d) an explanation of the claims review procedure set forth in this section.

        10.4.2. Claims Review Procedure. Within sixty (60) days after receipt of notice that the claim has been denied in whole or in part, the claimant may file with the Employer a written request for a review and may, in conjunction therewith, submit written issues and comments. Within sixty (60) days after the filing of such a request for review, the Employer shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty days from the date the request for review was filed) to reach a decision on the request for review.

        10.4.3.   General Rules.

        (a) No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Employer may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Employer upon request.

        (b) All decisions on claims and on requests for a review of denied claims shall be made by the Employer.

        (c) The Employer may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

        (d) A claimant may be represented by a lawyer or other representative (at the claimant's own expense), but the Employer reserves the right to require the claimant to furnish written authorization. A claimant's representative shall be entitled to copies of all notices given to the claimant.

        (e) The decision of the Employer on a claim and on a request for a review of a denied claim shall be served on the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

        (f) Prior to filing a claim or a request for a review of a denied claim, the claimant or his representative shall have a reasonable opportunity to review a copy of this Plan Statement and all other pertinent documents in the possession of the Employer.

10.5. Information Furnished by Participants. The Employer shall not be liable or responsible for any error in the computation of the Accounts of a Participant resulting from any misstatement of fact made by the Participant, directly or indirectly, to the Employer, and used by it in determining the Participant's Accounts. The Employer shall not be obligated or required to increase the Accounts of such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the Accounts of any Participant which are overstated by reason of any such misstatement shall be reduced to the amount appropriate in view of the truth.

                                   SECTION 11

                               PLAN ADMINISTRATION

11.1. Employer.

        11.1.1. Officers. Except as hereinafter provided, functions generally assigned to the Employer shall be discharged by its officers or delegated and allocated as provided herein.

        11.1.2. Chief Executive Officer. Except as hereinafter provided, the Chief Executive Officer of the Employer may delegate or redelegate and allocate and reallocate to one or more persons or to a committee of persons jointly or severally, and whether or not such persons are directors, officers or employees, such functions assigned to the Employer generally hereunder as the Chief Executive Officer may from time to time deem advisable.

        11.1.3. Board of Directors. Notwithstanding the foregoing, the Board of Directors of the Employer shall have the exclusive authority, which may not be delegated, to act for the Employer to amend this Plan Statement, to terminate this Plan, to determine eligibility to participate in the Plan under Section 2 and to determine the amount of annual credits under Section 3 and Section 4.1.

11.2. Conflict of Interest. If any officer or employee of the Employer, or any member of the Board of Directors of the Employer to whom authority has been delegated or redelegated hereunder shall also be a Participant in the Plan, such Participant shall have no authority as such officer, employee or member with respect to any matter specially affecting such Participant's individual interest hereunder (as distinguished from the interests of all Participants and Beneficiaries or a broad class of Participants and Beneficiaries), all such authority being reserved exclusively to the other officers, employees or members as the case may be, to the exclusion of such Participant, and such Participant shall act only in such Participant's individual capacity in connection with any such matter.

11.3. Administrator. APOGEE ENTERPRISES, INC. shall be the administrator for purposes of section 3(16)(A) of the Employee Retirement Income Security Act of 1974.

11.4. Service of Process. In the absence of any designation to the contrary by the Employer, the Treasurer of APOGEE ENTERPRISES, INC. is designated as the appropriate and exclusive agent for the receipt of service of process directed to the Plan in any legal proceeding, including arbitration, involving the Plan.

                                   SECTION 12

                                   DISCLAIMERS

12.1. Term of Employment. Neither the terms of this Plan Statement nor the benefits hereunder nor the continuance thereof shall be a term of the employment of any employee. The Employer shall not be obliged to continue the Plan.

12.2. Employment. The terms of this Plan Statement shall not give any employee the right to be retained in the employment of the Employer.

12.3. Source of Payment. Neither the Employer nor any of its officers nor any member of its Board of Directors in any way secure or guarantee the payment of any benefit or amount which may become due and payable hereunder to any Participant or to any Beneficiary or to any creditor of a Participant or a Beneficiary. Each Participant, Beneficiary or other person entitled at any time to payments hereunder shall look solely to the assets of the Employer for such payments or to the Vested Accounts distributed to any Participant or Beneficiary, as the case may be, for such payments. In each case where Vested Accounts shall have been distributed to a former Participant or a Beneficiary or to the person or any one of a group of persons entitled jointly to the receipt thereof and which purports to cover in full the benefit hereunder, such former Participant or Beneficiary, or such person or persons, as the case may be, shall have no further right or interest in the other assets of the Employer.

12.4. Guaranty. Neither the Employer nor any of its officers nor any member of its Board of Directors shall be under any liability or responsibility for failure to effect any of the objectives or purposes of the Plan by reason of the insolvency of the Employer.

12.5. Delegation. The Employer and its officers and the members of its Board of Directors shall not be liable for an act or omission of another person with regard to a responsibility that has been allocated to or delegated to such other person pursuant to the terms of this Plan Statement or pursuant to procedures set forth in this Plan Statement.